Boston Scientific Signs Definitive Agreement to Divest
BTG Specialty Pharmaceuticals Business

MARLBOROUGH, Mass. (Dec. 1, 2020) – Boston Scientific Corporation (NYSE: BSX) today announced that it has entered into a definitive agreement with Stark International Lux S.A.R.L., and SERB SAS, affiliates of SERB, a European specialty pharmaceutical group, to sell its BTG Specialty Pharmaceuticals business for $800 million in cash. SERB, backed by private equity firm Charterhouse Capital Partners since 2017, owns a diversified portfolio of prescription medicines focused on rare and life-threatening diseases.

“This transaction will help the BTG Specialty Pharmaceuticals business enhance its potential as a fully integrated specialty pharmaceuticals platform,” said Anthony Higham, president, BTG, Specialty Pharmaceuticals. “We believe our capabilities and portfolio strongly complement those of SERB, and we look forward to this next chapter as we continue to positively impact the lives of patients and the people who care for them.”

The BTG Specialty Pharmaceuticals business develops, manufactures and commercializes life-saving antidotes used in hospitals and emergency care settings, including the clinically proven and leading products CroFab®, DigiFab®, and Voraxaze®. The three franchises are expected to generate approximately $210 million in revenue for the full year 2020.

“After acquiring BTG in 2019 for approximately $3.7 billion net of cash on hand, and following the close of this transaction, we will have divested the two BTG non-medical device portions – Pharmaceutical Licensing royalties in the fourth quarter of 2019 and Specialty Pharmaceuticals announced today – for more than $1.0 billion in net proceeds,” said Jeff Mirviss, executive vice president and president, Peripheral Interventions, Boston Scientific. “We continue to be very pleased with the performance of the core Interventional Medicines business, the primary driver of the BTG acquisition, which has delivered strong growth and is expected to exceed our original goal of $175 million in synergies.”

The agreement includes the transfer of five facilities and approximately 280 employees globally. The transaction is expected to close in the first half of 2021, subject to customary regulatory approvals and other closing conditions.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the divestiture, our business plans and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACTS:
Kate Haranis
Media Relations
508-683-6585 (office)
kate.haranis@bsci.com

Susie Lisa, CFA
Investor Relations
508-683-5565 (office)
BSXInvestorRelations@bsci.com